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                                                                  EXHIBIT 14(a)


                         INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders of
AIM Advisor Funds, Inc.:

We consent to the use of our report on the AIM Advisor Flex Fund and the AIM Advisor MultiFlex Fund dated February 5, 1999 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP


Houston, Texas
April 1, 1999